UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2006
WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	000-32883	13-4088127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5677 Airline Road,
Arlington, Tennessee	38002
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (901) 867-9971
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 . Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01 . Entry into a Material Definitive Agreement.
As previously disclosed, the Board of Directors of Wright Medical Group, Inc. (the “Company”) adopted the Wright Medical Group, Inc. Executive Performance Incentive Plan (the “Plan”) in 2005. All officers of the Company, including executive officers, are eligible to participate in the Plan and to receive bonus awards, if any, payable thereunder. The Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). On February 7, 2006, the Committee authorized the discretionary payment of bonuses for 2005 under the Plan to the Company’s 15 officers together totaling approximately $395,000. On the same date, the Committee determined that for 2006, and until otherwise changed, the funding of the bonus pool under the Plan will be based upon the Company’s performance compared to targets for operating income excluding non-cash stock based compensation recorded pursuant to FASB Statement No. 123(R).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 13, 2006

WRIGHT MEDICAL GROUP, INC.
By:	/s/ F. Barry Bays
F. Barry Bays
President and Chief Executive Officer

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